EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT
PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

For purposes of 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report of Quovadx, Inc. (the “Registrant”) on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”), the undersigned President and Chief Executive Officer of the Registrant hereby certifies, to the best of her knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Lorine R. Sweeney Lorine R. Sweeney President and Chief Executive Officer Date: August 4, 2003